EXHIBIT 23.4

Consent of Ernst & Young, LLP

Independent Auditors,

dated March 1, 2005

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated May 21, 2004, with respect to the financial statements of Dallas Market Center Company, Ltd. and IFDC Property Company, Ltd. both included in the Post-Effective Amendment No. One to the Registration Statement (Form S-11 No. 333-108355) and related Prospectus of CNL Income Properties, Inc. for the registration of 200,000,000 shares of its common stock.

/s/ Ernst & Young, LLP

Ernst & Young, LLP

Dallas, Texas

March 1, 2005